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                                                                 Exhibit 10.3(b)

TO:    BOARD OF DIRECTORS

FROM:  J. THOMAS LONG

DATE:  January 13, 1997

Gentlemen:

     Upon much reflection and through over my services to the company since 1990, I have come to the conclusion that it is time for me to direct my energies and efforts towards some other business interests that I have in the banking sector.

     It has been a pleasure and a privilege serving the company and the members of the board, and I am proud of what we have built together. We should never forget that there are almost 3,800 men and women who helped us build the company to its position in the industry today, and my friendship and heartfelt thanks goes out to each and every one of them; and I ask that they provide loyal support and creative ideas to whomever succeeds me in the privledge of serving as C.E.O. of Argosy Gaming Company.

     I have nothing but the deepest respect for each and every one of you, and I have valued the past years as one of the premier opportunities of my life. I look forward to our long and continued friendship as I hope to continue to serve our company as you may call upon me in the future.

     Therefore, I ask to be released from my current day to day duties and as a member of the Board of Directors so that I may move on to other opportunities that I have subject to the terms and conditions of the agreements we negotiated today which are attached hereto as Exhibit A and by this reference made a part hereof.

     If I can ever be of service to any of you or Argosy in the future, please don't hesitate to contact me.

     My warmest regards,

                                       /s/ J. Thomas Long

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                               LETTER AGREEMENT


     THIS LETTER AGREEMENT is an addendum to that certain agreement reached between J. THOMAS LONG and the Board of Directors of ARGOSY GAMING COMPANY, and is referred to as Exhibit A to his letter to the Board dated January 13, 1997.

     1. The Board of Directors or Argosy Gaming Company ("Board") agrees that all of the terms and conditions contained in the agreement of employment ("Contract") with J. Thomas Long currently in effect will remain in full force and effect for its entire term, said Contract being hereby incorporated by reference and made a part hereof.

     2. For and in consideration of Long's extending the covenant not to compete in contained in said Contract, the Board hereby retains Long as a consultant to the company from January 1, 1998 through December 31, 1999, at an annual fee equal to $175,000,000 per annum. Long's consulting duties shall be mutually agreed upon between the Chairman of the Board and Long, on a reasonable basis and in no event shall be considered a full time commitment.

     3. Long and the Board agree to execute full and mutual releases for the entire time Long was employed by Argosy Gaming Company and served as a member of the Board of Directors of Argosy for all lawful acts.

     4. The Board of Directors through Argosy Gaming Company shall fully and completely.


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indemnify Long for his services as a director and officer of Argosy and its predecessors. Long shall be entitled to receive from Argosy "tall" Directors and Officer's coverage to the extent said coverage is required to fully and adequately protect Long up to such levels as the Board provides Directors and Officer's insurance for itself.

     5. Long shall be entitled to all furniture, computers and personal files which are currently in his office or maintained by his Administrative Assistant with the delivery of all those items to be at the Company's expense to premises designated by Long. Long is to also have the services of his Administrative Assistant to gather his personal files, pack said files and delivery thereof for a smooth transition from the Company to Long's next office. The Corporate Secretary is directed to provide to Long his personal files as director in the course of his service with the company. Long and the Chairman of the Board of Argosy shall draft a mutual press release which will be relayed to the public.

     6. Long shall provide full cooperation and consulting through the transition to his successor in office and agrees to fully cooperate through such transition.

     7. For and in consideration of being paid the sums stated herein, Long agrees to extend the terms of the covenant not to compete contained in his Contract through December 31, 2000.

     8.  Long's contract with the Board of Directors shall be through Lance
Callis.

     9. The terms contained herein shall be set forth in a formal agreement with the Board of Directors to be completed and fully executed within seven days from the date hereof.

     Having mutually agreed to the covenants and conditions contained herein, the parties have signed this letter agreement this 13th day of January, 1997.

ARGOSY GAMING COMPANY
BOARD OF DIRECTORS


By /s/ William F. Cellini              /s/ J. Thomas Long
  -------------------------------      ------------------------------------
  William F. Cellini                       J. Thomas Long